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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
SCM Microsystems, Inc.:

        We consent to the incorporation herein by reference in the Registration Statement on Form S-3 dated February 5, 1999, of SCM Microsystems, Inc. ("SCM") of our report dated February 13, 1998, relating to the consolidated balance sheets of SCM as of December 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1997, and the related schedule, which reports are incorporated by reference in the December 31, 1997, annual report on Form 10-K of SCM. We also consent to the inclusion herein of our report dated January 11, 1999, relating to the supplemental consolidated balance sheets of SCM as of December 31, 1996 and 1997, and the related supplemental consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1997. We also consent to the references to our firm under the heading "Experts" in the prospectus.

                                                  KPMG LLP


Mountain View, California
February 5, 1999